Exhibit 99.1

FOR MORE INFORMATION:

Kristen Doherty / RBC Centura

(919) 788-6076

kristen.doherty@rbc.com

Katie Bows / Flag Financial Corporation

(404) 760-7712

katherine.bows@flagbank.com

RBC Centura To Acquire Flag Financial Corporation

Provides expanded footprint in fast-growing Atlanta market

ATLANTA, GA, and RALEIGH, NC, August 9, 2006 — RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada (TSX, NYSE: RY), and Atlanta, Georgia-based Flag Financial Corporation (NASDAQ: FLAG) today announced the signing of a definitive merger agreement pursuant to which RBC Centura Banks, Inc. will acquire Flag Financial Corporation and its bank subsidiary, Flag Bank.

Under the agreement, shareholders of Flag Financial Corporation will receive $25.50 per share, valuing the deal at approximately $456 million. The acquisition is subject to customary closing conditions, including approval by U.S. and Canadian regulators and by a majority of Flag Financial shareholders. The transaction is expected to be completed by the end of 2006.

Flag Financial owns and operates Flag Bank, which has 17 branches and 370 employees serving approximately 22,000 households in the metro Atlanta, central and western areas of Georgia. Flag Bank has a deposit balance of approximately $1.35 billion and loans of approximately $1.25 billion.

“The combined operations of RBC Centura and Flag Bank represent a strong strategic, cultural, and economic fit,” said Scott Custer, chief executive officer of RBC Centura. “Flag Bank’s presence in Georgia combined with its distinct business banking capability are ideally aligned with RBC Centura’s strategic focus to become the bank for business, business owners and professionals.”

Georgia and metro Atlanta are strategic to RBC Centura’s growth in the southeastern United States. The Flag Bank branch offices will join a network of 30 RBC Centura banking centers already in Georgia, primarily in the metro Atlanta area. Following the close of the transaction, RBC Centura will merge Flag Bank into RBC Centura, and Flag Bank’s branch network will operate under the RBC Centura brand name. As a result of the deal, J. Thomas Wiley, Jr., currently CEO of Flag Bank, will become the Georgia State President of RBC Centura.

Joseph W. Evans, chairman and CEO of Flag Financial Corporation, said, “The combined operations of Flag Bank and RBC Centura in Georgia should result in a bank with the capacity for far greater economic impact on our communities than either company had separately. Flag Bank’s leadership team is pleased and excited to have the opportunity to build out its dream as a part of RBC Centura.”

“This acquisition supports RBC Centura’s overall strategy of disciplined, affordable, add-on investments to expand our distribution network,” said Custer. “We believe RBC Centura will benefit from Flag Bank’s expertise and niche products and services designed to meet the needs of owner-managed businesses. Flag Bank will gain access to RBC Centura’s broad branch network and diverse service offerings, providing significant market differentiation and opportunity for customers and employees in our Georgia communities.”

The acquisition extends RBC Financial Group’s growing U.S. financial services platform. In addition to RBC Centura, RBC’s U.S. operations include: RBC Dain Rauscher, a full-service securities firm based in Minneapolis; RBC Insurance, a national provider of insurance protection and asset accumulation solutions based in Greenville, S.C.; RBC Capital Markets, with corporate and investment banking operations in New York, Minneapolis, Greenwich and other select U.S. locations; RBC Builder Finance, a Houston-based provider of construction loans with national reach; and Global Private Banking with offices in New York, Miami, Houston and San Francisco.

About Flag Bank

Flag Financial Corporation (NASDAQ: FLAG) is a bank holding company whose wholly owned subsidiary is Flag Bank. The Flag Financial franchise consists of 26 offices, including 17 full-service banking offices and five mortgage/loan production offices, in 14 Georgia counties. In addition to traditional banking services, Flag Bank provides payroll services nationally to businesses through its Payroll Solutions division, and through its Smartstreet division, offers custom banking and cash management services for community associations and management companies throughout the United States. For more information, please visit www.flagbank.com.

About RBC Centura Banks, Inc.

RBC Centura offers a wide range of financial services and advice, including a complete line of banking, investment, loan, mortgage, life insurance, and other services, to individuals, businesses and public institutions throughout the Southeast. RBC Centura’s multifaceted customer access network includes more than 270 full-service banking centers, an extensive ATM network, and telephone and Internet banking. In addition, RBC Centura offers builder finance products through its RBC Builder Finance division. According to the Federal Reserve, RBC Centura is the 50th largest U.S. commercial bank as of June 2005. RBC Centura Banks, Inc., is a wholly owned subsidiary of Royal Bank of Canada (RBC) (NYSE, TSX: RY). Additional information about RBC Centura may be found at www.rbccentura.com.

About RBC Financial Group

Royal Bank of Canada (TSX, NYSE: RY) uses the initials RBC as a prefix for its businesses and operating subsidiaries, which operate under the master brand name of RBC Financial Group. Royal Bank of Canada is Canada’s largest bank as measured by market capitalization and assets, and is one of North America’s leading diversified financial services companies. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing services on a global basis. The company employs approximately 70,000 full and part-time employees who serve more than 14 million personal, business and public sector clients through offices in North America and some 30 countries around the world. For more information, please visit www.rbc.com.

Media Contacts:

Kristen Doherty, RBC Centura, (919) 788-6076

Kathy Bevan, RBC Financial Group, (416) 974-8810

Katie Bows, Flag Financial Corporation (404) 760-7712

Investor Contacts:

Dave Mun, Investor Relations, RBC Financial Group, (416)-955-7808

For general investor relations information please visit: www.rbc.com/investorrelations.

Dan Speight, Flag Financial Corporation (404) 760-7706

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Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under certain securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities legislation, and RBC and Flag Financial Corporation (“Flag”) intend that such forward-looking statements be subject to the safe-harbor created thereby. The words “may,” “could,” “should,” “would,” “suspect,” “outlook,” “believe,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “forecast”, “objective” and words and expressions of similar import are intended to identify forward-looking statements.

By their very nature, forward-looking statements involve numerous assumptions, and inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements, including statements about the proposed acquisition of Flag by RBC Centura, will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause our actual results to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, that the RBC and Flag may be required to modify the terms and conditions of the proposed transaction to achieve regulatory approval, or that the anticipated benefits of the transaction are not realized as a result of such things as the strength of the economy and competitive factors in the areas where Flag does business; the impact of changes in the laws and regulations regulating financial services and enforcement thereof (including banking, insurance and securities); judicial judgments and legal proceedings; RBC’s ability to complete the acquisition of Flag and to integrate it with RBC Centura successfully; reputational risks, and other factors that may affect future results of RBC Centura and Flag including changes in trade policies, timely development and introduction of new products and services, changes in tax laws, and technological and regulatory changes . We caution that the foregoing list of important factors is not exhaustive.

RBC and Flag Financial Corporation assume no obligation to update the forward-looking statements contained in this press release.